Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement” or the “Amendment”), dated as of June 29, 2018, relating to the Credit Agreement, dated as of March 22, 2017 (as amended by the First Amendment to Credit Agreement, dated as of May 23, 2017, the Second Amendment to Credit Agreement, dated as of May 30, 2017, the Third Amendment to Credit Agreement, dated as of June 15, 2017, and as further amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement as modified by this Amendment, the “Amended Credit Agreement”), among Superior Industries International, Inc., a Delaware corporation (the “Borrower”), Citibank, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) and each Lender from time to time party thereto. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Amended Credit Agreement.

RECITALS:

WHEREAS, on the Fourth Amendment Effective Date (as defined below), the Borrower shall borrow replacement term loans in an aggregate principal amount of $384,800,000 (“Replacement Term Loans”), pursuant to Section 2.15 of the Existing Credit Agreement. The net proceeds of the Replacement Term Loans will be used, together with available cash, to make a voluntary prepayment in full of the balance of the aggregate principal amount of the Closing Date Term Loans outstanding on the Fourth Amendment Effective Date, together with accrued interest thereon (such amounts collectively, the “Term Loan Repayment Amount”).

WHEREAS, each institution listed on Schedule I hereto as a replacement term lender (the “Replacement Term Lender”) (i) has agreed, on the terms and conditions set forth herein and in the Existing Credit Agreement, to provide the amount of the Replacement Term Loans set forth opposite its name under the heading “Replacement Term Loan Commitments” on Schedule I hereto (the “Replacement Term Loan Commitments”) and (ii) by executing a signature page to this Agreement, approves of the amendments to the Existing Credit Agreement and the other Loan Documents as set forth in this Agreement.

WHEREAS, each existing Term Lender that executes and delivers a consent in the form of the Lender Consent attached to the Election Notice and Consent (as defined in the Cashless Roll Letter (as defined below)) posted to the Lenders (a “Lender Consent”), as a Lender of Closing Date Term Loans, will be deemed (i) to have agreed to the terms of this Amendment and the Amended Credit Agreement, (ii) to have agreed to exchange (as further described in the Lender Consent) the Allocated Amount (as defined in the Cashless Settlement of Existing Term Loans letter, dated as of June 29, 2018 (the “Cashless Roll Letter”), by and among the Borrower and the Administrative Agent) of its existing Closing Date Term Loans for Replacement Term Loans, in each case in an equal principal amount, and (iii) upon the Fourth Amendment Effective Date to have exchanged (as further described in the Lender Consent) the Allocated Amount of its existing Closing Date Term Loans for Replacement Term Loans, in each case in an equal principal amount, which will be effectuated either by exercising a cash-less exchange option or through a cash settlement option selected by such Lender in its Lender Consent.

NOW, THEREFORE, the parties hereto therefore agree as follows:

SECTION 1. References. The rules of construction specified in Section 1.02 of the Existing Credit Agreement also apply to this Agreement. Each reference to “herein”, “hereto”, “hereof”, “hereunder” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after this Agreement becomes effective, refer to the Amended Credit Agreement.

SECTION 2. Replacement Term Loans.

(a) Subject to the terms and conditions set forth herein, each Replacement Term Lender agrees to make a Replacement Term Loan to the Borrower on the Fourth Amendment Effective Date in a principal amount not to exceed its Replacement Term Loan Commitment. Unless previously terminated, the Replacement Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Fourth Amendment Effective Date.

(b) With effect from the Fourth Amendment Effective Date, the Replacement Term Loans shall be “Closing Date Term Loans”, “Term Loans” and “Loans”, each of the Replacement Term Lenders shall be a “Term Lender” and a “Lender” with outstanding Closing Date Term Loans under the Amended Credit Agreement.

SECTION 3. Amendments to Credit Agreement. Effective as of the Fourth Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Fourth Amendment Effective Date” shall mean the first date when each of the conditions under Section 6 of the Fourth Amendment to the Credit Agreement have been met.

“Fourth Amendment to the Credit Agreement” shall mean that certain Fourth Amendment to Credit Agreement dated as of the Fourth Amendment Effective Date.

(b) The following sections of the Existing Credit Agreement shall be amended as follows:

(i) Clause (a) of the definition of “Applicable Rate” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) with respect to the Closing Date Term Loans, (i) 4.00% for LIBO Rate Loans and (ii) 3.00% for Base Rate Loans.”

(ii) Clause (i) of the last sentence of the definition of “LIBO Rate” in Section 1.1 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

“(i) the LIBO Rate with respect to Term Loans shall not at any time be less than 0% per annum.”

(iii) Section 2.18 of the Existing Credit Agreement is hereby amended by deleting the phrase “prior to the twelve month anniversary of the Closing Date” and replacing it with the phrase “prior to the six month anniversary of the Fourth Amendment Effective Date”.

(iv) Section 5.14 of the Existing Credit Agreement is hereby amended by adding an “(a)” at the beginning of such section, an “and” at the end of such section and creating a new subsection “(b)” at the end of such section to reach as follows:

“(b) As of the Fourth Amendment Effective Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Fourth Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.”

(v) Section 6.02(5) of the Existing Credit Agreement is hereby amended by adding an “(a)” at the beginning of such section, an “or” at the end of such section and creating a new subsection “(b)” at the end of such section to reach as follows:

“(b) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.”

SECTION 4. Certain Agreements. The parties hereto hereby agree that, for all purposes under the Amended Credit Agreement and the other Loan Documents, (i) the Replacement Term Loans will constitute Loans and Closing Date Term Loans and the term loan facilities extended hereunder, each a Term Facility and (ii) each Replacement Term Lender will be a Lender and a Term Lender.

SECTION 5. Representations of the Loan Parties.

Each Loan Party represents and warrants that, as of the date hereof:

(a) the representations and warranties set forth in the Loan Documents are true and correct in all material respects (or in all respects where qualified by materiality or Material Adverse Effect) on and as of the Fourth Amendment Effective Date after giving effect hereto with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) no Default or Event of Default shall exist immediately prior to or after giving effect to the transactions contemplated hereunder;

(c) each Loan Party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to carry out the transactions contemplated hereby;

(d) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action or other organizational action on the part of each Loan Party that is a party hereto; and

(e) this Agreement has been duly executed and delivered by each Loan

Party that is party hereto or thereto, as applicable. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, by general principles of equity and principles of good faith and fair dealing generally applicable to entities such as the Loan Parties.

SECTION 6. Conditions. This Agreement shall become effective as of the first date (the “Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received from each Loan Party, the Replacement Term Lenders and the Administrative Agent (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement or a Lender Consent;

(b) the Administrative Agent shall have received (i) any required notice of prepayment of Loans pursuant to Section 2.05(1) of the Existing Credit Agreement and (ii) any required notice of borrowing of Replacement Term Loans pursuant to Section 2.02 of the Existing Credit Agreement; provided, in each case, that such notice of prepayment and notice of borrowing shall be delivered in accordance with the time periods specified in Sections 2.05(1) and 2.02, as applicable, of the Existing Credit Agreement or such shorter period as the Administrative Agent may agree;

(c) (i) the representations and warranties set forth in Section 5 above shall be true and correct as of the Fourth Amendment Effective Date and (ii) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date as if made on and as of such date (except to the extent already qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (except to the extent already qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects);

(d) no Default or Event of Default shall exist, or would result from this Amendment;

(e) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that the conditions set forth in Sections 6(c) and 6(d) have been satisfied and that none of the Organizational Documents of the Loan Parties previously delivered to the Administrative Agent on the Amendment Effective Date have been amended, modified, repealed, revoked or rescinded since the Amendment Effective Date (June 15, 2017), and each remains in full force and effect as of the date hereof (or, if any such Organizational Document has been so amended or modified, attaching such amended or modified Organizational Document);

(f) the Administrative Agent shall have received certificates of good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction);

(g) the Administrative Agent shall have received a solvency certificate from a Financial Officer of the Borrower (after giving effect to this Amendment) substantially in the form of Exhibit I attached to the Existing Credit Agreement;

(h) the Administrative Agent and the Repricing Arrangers (as defined below) shall have received a duly executed letter of direction from the Borrower addressed to Administrative Agent and the Repricing Arrangers, directing the disbursement on the Amendment Effective Date of the proceeds of the Replacement Term Loans made on such date;

(i) the Administrative Agent shall have received a customary legal opinion from Winston & Strawn LLP, counsel to the Loan Parties;

(j) the payment of the Term Loan Repayment Amount by the Borrower to the Administrative Agent for the accounts of the existing Term Lenders, as a voluntary prepayment in full of the Loans outstanding on the Fourth Amendment Effective Date, shall occur substantially simultaneously with the Borrowing of the Replacement Term Loans;

(k) the Borrower shall have paid to Lenders, the Administrative Agent and the Repricing Arrangers the fees payable on the Fourth Amendment Effective Date referred to in the Engagement Letter, dated June 15, 2018 (the “Engagement Letter”), by and among JPMorgan Chase Bank, N.A. (“JPMorgan”) and the Borrower and all expenses payable pursuant to Section 10.04 of the Amended Credit Agreement or pursuant any other letter agreement with the Repricing Arrangers which have accrued to or are otherwise payable on the Fourth Amendment Effective Date (including reasonable and documented fees, disbursements and other charges of counsel), in each case to the extent the Borrower has received invoices therefor at least three Business Days prior to the Fourth Amendment Effective Date; and

(l) (i) the Administrative Agent shall have received at least three (3) Business Days prior to the Fourth Amendment Effective Date all documentation and other information in respect of the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested in writing by it no later than five (5) Business Days prior to the Fourth Amendment Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Fourth Amendment Effective Date, any Lender that has requested, in a written notice to the Borrower no later than five (5) Business Days prior to the Fourth Amendment Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

SECTION 7. Waivers. Solely in connection with the borrowing of the Replacement Term Loans on the Fourth Amendment Effective Date and the voluntary prepayment in full of the Loans in connection therewith, each of the Lenders party hereto hereby waive any required notice of prepayment of Loans pursuant to Section 2.05(1) of the Existing Credit Agreement.

SECTION 8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

SECTION 9. Repricing Arrangers. The Borrower and the Lenders party hereto agree that (a) JPMorgan and BMO Capital Markets Corp. (each a “Repricing Arranger”) shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers under the Amended Credit Agreement and except as otherwise agreed to in writing by the Borrower and each such Repricing Arranger, each Repricing Arranger shall have no duties, responsibilities or liabilities with respect to this Agreement, the Amended Credit Agreement or any other Loan Document (other than, for the avoidance of doubt, any duties, responsibilities or liabilities set forth in this Agreement or the Existing Credit Agreement), provided that, JPMorgan will have “left” placement in any marketing materials or other documentation used in connection with this Amendment and (b) KeyBank National Association (the “Repricing Documentation Agent”) shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Co-Documentation Agents under the Amended Credit Agreement and except as otherwise agreed to in writing by the Borrower and the Repricing Documentation Agent, the Repricing Documentation Agent shall have no duties, responsibilities or liabilities with respect to this Agreement, the Amended Credit Agreement or any other Loan Document (other than, for the avoidance of doubt, any duties, responsibilities or liabilities set forth in this Agreement or the Existing Credit Agreement).

SECTION 10. Confirmation of Guaranties and Security Interests. Each of the Loan Parties, by their signatures below, hereby (i) confirms that it consents to the terms of this Agreement and the Credit Agreement, (ii) agrees that, notwithstanding the effectiveness of this Agreement, the Existing Credit Agreement, the Collateral Documents and the other Loan Documents continue to be in full force and effect (in the case of the Existing Credit Agreement, as amended hereby) and this Amendment shall not be considered a novation of the obligations and liabilities of the parties under the Existing Credit Agreement and (iii) affirms and confirms (x) its obligations under each of the Loan Documents to which it is a party, (y) the pledge of and/or grant of a lien or security interest, as applicable, in its assets as Collateral to secure such Obligations, all as provided in the Loan Documents as originally executed, and acknowledges and agrees that such pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents and (z) in its capacity as a Guarantor under the Guaranty, its guarantee of the Obligations under the terms and conditions of the Guaranty and agrees that such guarantee remains in full force and effect to the extent set forth in such guarantee and after giving effect to this Agreement.

SECTION 11. Consent. The Borrower and the Administrative Agent hereby consent to the assignment of any Replacement Term Loans held by each Replacement Term Lender on the date hereof as contemplated by the Cashless Roll Letter and each applicable Lender Consent. Any other assignment of any Replacement Term Loans held by each Replacement Term Lender on the date hereof shall be subject to the amount and relevant assignee of each such assignment having been disclosed by the Administrative Agent to the Borrower on or prior to the date hereof and the Borrower having provided its prior written consent (such consent not to be unreasonably withheld or delayed).

SECTION 12. No Novation. By its execution of this Agreement, each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Amended Credit Agreement.

SECTION 13. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 14. Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Existing Credit Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 15. Incorporation. Sections 10.16 and 10.17 of the Existing Credit Agreement, relating to, among other things, jurisdiction, waiver of jury trial, venue, forum and service of process, are hereby incorporated and shall apply to the parties hereto mutatis mutandis, to the same extent as if fully set forth herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Nadeem Moiz
	Name:	Nadeem Moiz
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS SUPERIOR INDUSTRIES INTERNATIONAL HOLDINGS, LLC

By:	/s/ Nadeem Moiz
	Name:	Nadeem Moiz
	Title:	President

SUPERIOR INDUSTRIES INTERNATIONAL ARKANSAS, LLC

By:	/s/ Nadeem Moiz
	Name:	Nadeem Moiz
	Title:	President

SUPERIOR INDUSTRIES INTERNATIONAL MICHIGAN, LLC

By:	/s/ Nadeem Moiz
	Name:	Nadeem Moiz
	Title:	President

ADMINISTRATIVE AGENT CITIBANK, N.A., as Administrative Agent

By:	/s/ Scott Slavik
	Name:	Scott Slavik
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Replacement Term Lender

By:	/s/ Kevin Marrs
	Name:	Kevin Marrs
	Title:	Vice President

Schedule I

COMMITMENTS

REPLACEMENT TERM LOAN COMMITMENTS

Replacement Term Lender	Replacement Term Loan Commitments
JPMorgan Chase Bank, N.A.	$384,800,000
Total	$384,800,000